                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           InSite Vision Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           InSite Vision Incorporated
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

LOGO

                                 April 29, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of InSite Vision Incorporated (the "Company") to be held on Monday, June 7, 1999 at 11:00 a.m. local time at the Company's corporate headquarters, 965 Atlantic Avenue, Alameda, California 94501. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please sign, date and return your proxy card no later than May 17, 1999, in the enclosed envelope, whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                          Sincerely,

                                          /s/ S. KUMAR CHANDRASEKARAN

                                          S. Kumar Chandrasekaran, Ph.D.
                                          Chairman of the Board and Chief
                                          Executive Officer

                             YOUR VOTE IS IMPORTANT

     SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                           INSITE VISION INCORPORATED

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 1999

                            ------------------------

TO THE STOCKHOLDERS OF INSITE VISION INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of InSite Vision Incorporated, a Delaware corporation (the "Company"), will be held on Monday, June 7, 1999, at 11:00 a.m. local time, at the Company's corporate headquarters, 965 Atlantic Avenue, Alameda, California 94501, for the following purposes:

          1. To elect five directors to serve until the 2000 annual meeting or until their respective successors are elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 23, 1999, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available from the Secretary of the Company for 10 days before the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ S. KUMAR CHANDRASEKARAN

                                          S. Kumar Chandrasekaran, Ph.D.
                                          Chairman of the Board and Chief
                                          Executive Officer

Alameda, California
April 29, 1999

                           INSITE VISION INCORPORATED
                              965 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 1999
                            ------------------------

                      GENERAL INFORMATION FOR STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InSite Vision Incorporated, a Delaware corporation (the "Company"), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at 11:00 a.m. local time on June 7, 1999, and any adjournment thereof.

     This Proxy Statement and the accompanying form of proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 29, 1999.

RECORD DATE AND VOTING

     Stockholders of record on April 23, 1999 (the "Record Date") are entitled to notice of and, as described below, to vote at the Annual Meeting. As of the Record Date, 18,781,528 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding, held by approximately 204 stockholders of record or, as estimated by the Board, approximately 7,000 beneficial stockholders. As of the Record Date, 520 shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") were issued and outstanding, but no holder of Series A Stock is entitled to vote on any matter coming before the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, such stockholder's shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 17, 1999.

                                   IMPORTANT

     PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD, AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED, POSTAGE-PREPAID, RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices,

InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. The Company will not pay any compensation to directors, officers or employees of the Company for the solicitation and does not currently intend to retain a proxy solicitation agent, however the Company may do so if necessary. The Company does not presently intend to solicit proxies other than by mail.

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 (THE "ANNUAL REPORT") AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (THE "FORM 10-K") HAVE BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS INCORPORATED INTO THIS PROXY STATEMENT AND NEITHER IS CONSIDERED PROXY SOLICITING MATERIAL.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than five nor more than nine directors. The authorized number of directors is five. Such directors will stand for re-election at the Annual Meeting to serve until the Company's next annual meeting, until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors will vote all proxies received by them in favor of the five nominees listed below unless otherwise instructed in writing on such proxy. If, however, any of the nominees named in the accompanying proxy card are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying proxy may recommend. The five candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2000 ANNUAL MEETING, UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of April 23, 1999:

            NOMINEES                 POSITION(S) WITH THE COMPANY     AGE   DIRECTOR SINCE
            --------                 ----------------------------     ---   --------------
S. Kumar Chandrasekaran, Ph.D....  Chairman of the Board,             55         1989
                                   President, Chief Executive
                                   Officer and Chief Financial
                                   Officer
Mitchell H. Friedlaender, M.D....  Director                           53         1996
John E. Lucas....................  Director                           67         1996
John L. Mattana..................  Director                           69         1997
Anders P. Wiklund................  Director                           59         1996

BUSINESS EXPERIENCE OF BOARD NOMINEES

     S. KUMAR CHANDRASEKARAN, PH.D., has been a Director of the Company since 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer and from December 1995 to December 1997 he served, and since January 1999 he has served, as Chief Financial Officer. Prior to joining the Company, Dr. Chandrasekaran was Vice President of Technical Affairs for Sola Barnes Hind (formerly Syntex Ophthalmics) from 1982 to 1987. From 1971 to 1982, he has served as a Principal Scientist and director at Alza Corporation. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

     MITCHELL H. FRIEDLAENDER, M.D. has been a Director of the Company since May 1996. He has served as an ophthalmologist at Scripps Clinic and Research Foundation ("Scripps") since 1986 and currently serves as director of Cornea and Refractive Surgery in the Division of Ophthalmology. Prior to joining Scripps, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco for 10 years. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a member of the Sjogren's Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group. He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new ophthalmic drugs. Dr. Friedlaender holds an M.B.A. from the University of Phoenix and an M.D. from the University of Michigan.

     JOHN E. LUCAS has been a Director of the Company since May 1996. He served as President and Chief Executive Officer of American Scientific Resources Ltd. from 1994 to March 1996, and as President and Chief Executive Officer of Oxigene, Inc. from 1991 to 1994. He also was the co-founder and served as Chairman and Chief Executive Officer of XOMA Corporation. Mr. Lucas holds an M.B.A. from Harvard Business School.

     JOHN L. MATTANA has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. Since October 1997 he has served as a Vice President at Ceptor Corporation. Mr. Mattana holds an M.B.A. from New York University.

     ANDERS P. WIKLUND has been a Director of the Company since November 1996. Since January 1997 he has served as Principal at Wiklund International Inc., an advisory firm to the biotechnology and pharmaceutical industries. He served as Vice President, Corporate Business Development of Pharmacia & Upjohn from January to December 1996, as Executive Vice President of Pharmacia U.S. Inc. from January to December 1995 and as President and Director of Pharmacia Development Corp. from 1993 to 1994. Mr. Wiklund served as Chief Executive Officer, President and Director of KABI Pharmacia Inc. from 1990 to 1993. Mr. Wiklund serves on the board of directors of Ribozyme Pharmaceuticals Inc., Trega Biosciences Inc., Vascular Therapeutics and Medivir AB, and is a Senior Vice President at Biacore Holding Inc. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held 8 meetings and acted by unanimous written consent 3 times. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee and a Nominating Committee.

     The Audit Committee currently consists of Anders P. Wiklund and John L. Mattana. The Audit Committee held two meetings during the 1998 fiscal year. The Audit Committee monitors the effectiveness of the internal and external audit controls, oversees the Company's financial and accounting organization and financial reporting, and selects a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

     The Stock Plan and Compensation Committee (the "Compensation Committee") currently consists of John L. Mattana and Anders P. Wiklund. The Compensation Committee held one meeting during the 1998 fiscal year. The Compensation Committee determines and reviews the compensation to be paid to the Company's officers and directors and administers the Company's 1994 Stock Option Plan (the "1994 Plan") and the 1994 Employee Stock Purchase Plan (the "ESPP").

     The Nominating Committee consists of one director, S. Kumar Chandrasekaran, Ph.D. The Nominating Committee held no meetings during the 1998 fiscal year. The Nominating Committee, on behalf of the Board of Directors, makes nominations for election to the Company's Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Such nominations by stockholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by the Secretary or Assistant Secretary not less than 120 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 100 days' notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the Secretary or Assistant Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

     During the 1998 fiscal year each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

     Each non-employee Board member who is not otherwise affiliated with a substantial investor in the Company is eligible to receive $1,000 for each Board meeting and $250 for each committee meeting attended in person, plus reimbursement of expenses for attending such meetings.

     Under the Automatic Option Grant Program in effect under the 1994 Plan, each individual who first joins the Board as a non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an option grant to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each such option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service, and will become exercisable for all of the option shares upon the optionee's completion of one year of Board service measured from such grant date. However, the option will immediately become exercisable for all the option shares upon certain changes in control of the Company.

     On December 15, 1998, in accordance with the amended Automatic Option Grant Program in effect under the 1994 Plan, each non-employee Board member received an option grant to purchase 10,000 shares of Common Stock at an exercise price of $1.3125 per share, the fair market value per share of Common Stock on such grant date. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board service, measured from the grant date. However, the option will immediately vest and become exercisable upon certain changes in control of the Company.

     On December 13, 1996, the Company entered into a consulting agreement with John E. Lucas, a non-employee Board member, pursuant to which Mr. Lucas serves as a special advisor and consultant to the Company in the fields of public relations, mergers and acquisitions and other special assignments. In exchange for such consulting services, the Company paid Mr. Lucas a consulting fee in the amount of $3,900 per month through December 31, 1998. As of January 1, 1999, this amount decreased to $1,000 per month.

     On November 1, 1996, the Company entered into a consulting agreement with Anders P. Wiklund, a non-employee Board member, pursuant to which Mr. Wiklund serves as an advisor and consultant in the field of business development. In exchange for such consulting services, the Company pays Mr. Wiklund a consulting fee in the amount of $5,000 per month.

     On December 1, 1997, the Company entered into a deferred compensation consulting agreement with John L. Mattana, a non-employee Board Member, pursuant to which Mr. Mattana serves as an advisor and consultant in the field of investor relations. In exchange for such consulting services, the Company accrues $2,500 per month, payable to Mr. Mattana in January 2002.

            PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

     Ernst & Young LLP has audited the Company's financial statements annually since 1986. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for establishing the cash and equity compensation of the Company's Chief Executive Officer, President and Chief Financial Officer, Dr. Chandrasekaran, and the Company's other executive officers. All decisions by the Compensation Committee with respect to cash compensation are reviewed by the full Board of Directors. However, the Compensation Committee has the sole and exclusive authority to administer the Company's 1994 Stock Option Plan (the "1994 Plan") and to make option grants to the Company's executive officers under the 1994 Plan. The Compensation Committee has furnished the following report with respect to the 1998 compensation of Dr. Chandrasekaran and the Company's other executive officers.

  Compensation Policy

     The Compensation Committee's principal goals in making its executive compensation recommendations are (i) to ensure that there exists an appropriate relationship between executive pay and both the operating performance of the Company and stockholder value, particularly, but not exclusively, as reflected in the price of the Company's Common Stock, and (ii) to attract, motivate and retain key executives in the face of competition within the biopharmaceutical industry for qualified personnel. To achieve these objectives, the Compensation Committee's executive compensation policies generally integrate annual base salaries and other guaranteed payments for Dr. Chandrasekaran and the Company's other executive officers with variable incentive bonuses and stock options primarily based upon corporate and individual performance. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives. Performance is measured primarily by comparison with specific objectives.

  Base Salary

     The base salary levels for the executive officers were established for the 1998 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the base salary levels in effect for the Company's executive officers were at the median of the salary levels in effect for similar positions at those competitor companies. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

  Performance Measures

     Due to the current stage of the Company's development, the Compensation Committee believes that corporate performance is not appropriately measured in terms of traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board. Accordingly, annual incentive compensation is awarded on the basis of these non-traditional factors.

     The incentive compensation paid to the executive officers for the 1998 fiscal year was based primarily upon the Company's attainment of performance milestones tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company's technology. The bonuses awarded to the executive officers on the basis of the Company's achievement of those milestones are reflected in the Summary Compensation Table which appears later in this Proxy Statement.

  Stock Option Grants

     Stock option grants under the 1994 Plan are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a period of years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

     The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. No option grants were made to the executive officers during the 1998 fiscal year.

  CEO Compensation

     In setting the total compensation payable to Dr. Chandrasekaran, the Company's Chief Executive Officer, for the 1998 fiscal year, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

     The base salary paid to Dr. Chandrasekaran for the 1998 fiscal year was not based to any significant extent on Company performance. Instead, it is the Committee's intent to have this component of his compensation remain stable from year to year. For the 1998 fiscal year, the Committee estimates that Dr. Chandrasekaran's base salary was at the [median] level of base salaries paid to the chief executive officers of other companies with which the Company competes for executive talent. The incentive portion of Dr. Chandrasekaran's cash compensation for the 1998 fiscal year was based solely on the Company's attainment of performance milestones. Those milestones were tied to clinical and regulatory developments and the pursuit and formation of third-party collaborative relationships with respect to the Company's technology and were the same milestones used to measure the incentive compensation payable to the other executive officers for the 1998 fiscal year.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999, including any non-performance based compensation attributable to option exercises, will exceed that limit. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          John L. Mattana
                                          Anders P. Wiklund

PERFORMANCE GRAPH

     The following graph compares the monthly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock from October 18, 1993, the date of the Company's initial public offering, through December 31, 1998 with (ii) the cumulative total return on (a) The American Stock Exchange (U.S. Index), (b) the Nasdaq Biotech Index (IXBT) and (c) the Nasdaq (U.S. Index). The comparison assumes (i) an investment of $100 on October 18, 1993 in each of the foregoing indices and (ii) reinvestment of dividends, if any. In June, 1998, the Company listed its Common Stock on the American Stock Exchange and delisted from the Nasdaq National Market. Accordingly, the Company has added the American Stock Exchange (U.S. Index) to its performance graph in order to enable a comparison to equity securities trade on the same exchange as the Company's Common Stock.

     THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW REPRESENTS HISTORICAL PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

                                                INSV                   IXBT                  NASDAQ                  AMEX
                                                ----                   ----                  ------                  ----
12/31/93                                          100                    100                    100                    100
12/30/94                                        45.25                81.5646                 97.752                93.2565
12/29/95                                           34                 153.78                138.256                119.985
12/31/96                                      57.1429                 153.28                170.015                121.897
12/31/97                                           31                153.174                 208.58                152.427
12/31/98                                           12                220.942                293.209                162.595

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, since the 1998 Annual Meeting, consisted of John L. Mattana and Anders P. Wiklund. No member of the Compensation Committee was at any time during the 1998 fiscal year, or at any other time, an officer or employee of the Company.

     During the 1998 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     On May 30, 1995, the Company amended the 1994 Plan to implement a special change in control feature designed to protect the economic benefit of the outstanding options in the event the Company were to be acquired. As a result of this special feature, should any optionee's service be involuntarily terminated within twelve (12) months following a Corporate Transaction in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of Common Stock upon such involuntary termination. A "Corporate Transaction" under the 1994 Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation of the Company. "Involuntary Termination" is defined under the 1994 Plan as the optionee's involuntary dismissal or discharge by the Company for reasons other than misconduct, or the optionee's voluntary resignation following
(a) a change in his or her position with the Company which materially reduces his or her responsibilities or (b) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than 15% or (c) a relocation of the optionee's place of employment by more than 50 miles, and such change, reduction or relocation is effected by the Company without the optionee's consent.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer, and each of the Company's other executive officers whose salary and bonus for fiscal year 1998 was in excess of $100,000, for services rendered in all capacities to the Company for the 1998, 1997 and 1996 fiscal years (the "Named Executive Officers"). No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1998 fiscal year resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                       ANNUAL COMPENSATION                 AWARDS
                                            -----------------------------------------    SECURITIES        ALL
                                                                       OTHER ANNUAL      UNDERLYING       OTHER
  NAME AND PRINCIPAL POSITION(1)     YEAR   SALARY($)   BONUS($)(2)   COMPENSATION($)   OPTIONS/(#)    COMPENSATION
  ------------------------------     ----   ---------   -----------   ---------------   ------------   ------------
S. Kumar Chandrasekaran, Ph.D......  1998    302,000      10,000            3,150(3)        --             --
  Chairman of the Board, President   1997    302,000          --            3,150(3)        --             --
  and Chief Executive Officer        1996    262,000      50,000            2,592(3)        --             --
Lyle M. Bowman, Ph.D...............  1998    164,000          --              967(3)                       --
  Vice President,                    1997    164,000          --              967(3)        --             --
  Development and Operations         1996    154,445      15,000              901(3)        --             --
Michael D. Baer (4)................  1998    141,167          --          145,892(5)        --             --
  Chief Financial Officer and        1997    154,000          --            1,486(3)        --             --
  Vice President of Finance          1996     84,854      15,000           38,806(6)        --             --

---------------
(1) Principal Position determined as of December 31, 1998.

(2) The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.

(3) Represents amounts paid for excess life insurance coverage.

(4) Michael D. Baer resigned as Chief Financial Officer and Vice President of Finance of the Company as of December 31, 1998.

(5) The 1998 amount includes excess life insurance coverage in the amount of $1,486, a severance payment in the amount of $126,230 and accrued and unpaid vacation in the amount of $18,176 paid upon Mr. Baer's termination.

(6) The 1996 amount includes excess life insurance coverage in the amount of $806 and fees totaling $38,000 received as an independent contractor.

OPTION GRANTS

     No stock options or stock appreciation rights were granted to the Chief Executive Officer or any of the other Named Executive Officers during the 1998 fiscal year.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the exercise of options during the 1998 fiscal year by the Company's Chief Executive Officer and each of the Company's Named Executive Officers and the unexercised options held by such individuals at the end of such fiscal year. No stock appreciation rights were exercised by such individuals during the 1998 fiscal year, and no outstanding stock appreciation rights were held by them at the end of such fiscal year, except for the special limited stock appreciation rights [WHICH FORM PART OF EACH OPTION GRANT MADE TO SUCH EXECUTIVE OFFICER.]

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF               VALUE OF UNEXERCISED
                                                                   SECURITIES UNDERLYING             IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS AT              OPTIONS AT
                                   NUMBER OF       AGGREGATE       DECEMBER 31, 1998(1)          DECEMBER 31, 1998(2)
                                SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
             NAME                 ON EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ---------------   -----------   -----------   -------------   -----------   -------------
S. Kumar Chandrasekaran,
  Ph.D. ......................        --              --          307,285        401,381       $192,833       $
Michael D. Baer...............        --              --           59,681         50,319       $     --       $
Lyle M. Bowman................        --              --           80,582         70,583       $ 49,507       $

---------------
(1) Each option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Common Stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option.

(2) Calculated on the basis of the closing sale price per share of the Common Stock on the American Stock Exchange of $1.25 on December 31, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 19, 1999, by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table,
(iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole investment power with respect to such shares, subject to community property laws, where applicable.

                                                     BENEFICIALLY OWNED(1)(13)
                                                ------------------------------------
           NAME OF BENEFICIAL OWNER             NUMBER OF SHARES    PERCENT OF CLASS
           ------------------------             ----------------    ----------------
New York Life Insurance Company(2)............     1,132,813              5.97%
  51 Madison Avenue
  New York, NY 10010-1603
Pharmacia & Upjohn AB(3)......................     1,095,506              5.83%
  Lindhagensgata 133
  112 87 Stockholm, Sweden
General Motors Investment Management
  Corporation(4)..............................     1,007,902              5.37%
  767 5th Avenue
  New York, NY 10153
S. Kumar Chandrasekaran, Ph.D.(5).............       472,771              2.46%
Lyle M. Bowman, Ph.D.(6)......................       102,725                 *
Michael D. Baer(7)............................        70,075                 *
Mitchell H. Friedlaender, M.D.(8).............        25,000                 *
John E. Lucas(9)..............................        63,000
John L. Mattana(10)...........................        20,000                 *
Anders P. Wiklund(11).........................        25,000                 *
All current executive officers and directors
  as a group (6 persons)(12)..................       708,496              4.00%

---------------
  *  Less than one percent of the outstanding Common Stock.

 (1) Percentage of beneficial ownership is calculated assuming 18,781,528 shares of Common Stock were outstanding on March 19, 1999. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership as of March 19, 1999 or within 60 days after March 19, 1999, including but not limited to upon the exercise of options; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Exchange Act.

 (2) Pursuant to a Schedule 13G dated February 12, 1997, filed with the Securities and Exchange Commission, New York Life Insurance Company reported that as of December 31, 1996 it had sole voting power and sole dispositive power of all 1,132,813 shares. No filing has been made subsequent to that date, so the Company assumes that the holdings of New York Life Insurance Company remained the same as of December 31, 1998.

 (3) Pursuant to a Schedule 13G dated February 26, 1999, filed with the Securities and Exchange Commission, Pharmacia & Upjohn AB reported that as of February 16, 1999 it had sole voting power and sole dispositive power of all 1,095,506 shares. The report also indicates that Pharmacia & Upjohn Holdings B.V. and Pharmacia & Upjohn, Inc. may be deemed to beneficially own the same shares.

 (4) Pursuant to an Amendment 1 to Schedule 13G dated March 19, 1999, filed with the Securities and Exchange Commission, General Motors Investment Management Corporation reported that as of December 31, 1998 it had shared voting power and shared dispositive power of its 1,007,902 shares. This number includes 503,951 shares held by Mellon Bank, N.A. as Trustee for the General Motors Hourly-

     Rate Employee Pension Trust and 503,951 shares held by Mellon Bank, N.A. as Trustee for the General Motors Salaried Employee Pension Trust.

 (5) Includes 419,748 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

 (6) Includes 88,892 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

 (7) Includes 70,075 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

 (8) Comprised of 25,000 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

 (9) Includes 25,000 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

(10) Includes 20,000 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

(11) Comprised of 25,000 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

(12) Includes 673,715 shares issuable upon the exercise of stock options exercisable on March 19, 1999 or within 60 days thereafter.

(13) Information presented regarding beneficial ownership of the Company's Common Stock is as of March 19, 1999, the most recent practicable date for which data is reasonably available to the Company.

                          ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 (the "Annual Report") and the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K"), as filed with the Securities and Exchange Commission, have been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report nor the Form 10-K is incorporated into this Proxy Statement and neither is considered proxy soliciting material.

                                 OTHER MATTERS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting of stockholders in calendar year 2000 must be received by the Company no later than December 29, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     In addition, the proxy solicited by the Board of Directors for the annual meeting of stockholders in calendar year 2000 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 14, 2000.

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                          THE BOARD OF DIRECTORS

Dated: April 29, 1999

                           INSITE VISION INCORPORATED
                              965 ATLANTIC AVENUE,
                           ALAMEDA, CALIFORNIA 94501

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints S. Kumar Chandrasekaran, Ph.D. the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the "Company") held of record by the undersigned on April 23, 1999, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 7, 1999, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

    1. To elect the following directors to serve until the 2000 annual meeting of stockholders or until their respective successors are elected and qualified:

       INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee name on the list below.

                 [ ] FOR         [ ] WITHHOLD AUTHORITY TO VOTE

       S. Kumar Chandrasekaran, Ph.D.     Mitchell H. Friedlaender, M.D.;
            John E. Lucas     John L. Mattana     Anders P. Wiklund

    2. To ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1999.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (Please Date and Sign on Reverse Side)

    This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

    Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                                       Dated: , 1999

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       PLEASE MARK, SIGN, DATE
                                                       AND RETURN THE PROXY CARD
                                                       PROMPTLY USING THE
                                                       ENCLOSED ENVELOPE.